PRESS RELEASE

New York
April 2, 2007

NEW GENERATION HOLDINGS AND PLASTINUM
CONFIRM FEBRUARY 20, 2007 AS RECORD DATE

New Generation Holdings, Inc. (OTCBB: NGPX) and Plastinum Corp. (OTCBB:PLNU) confirmed today that the record date for the distribution of Plastinum shares in connection with the spin off by NGH of Plastinum was February 20, 2007. February 20, 2007 was also the distribution date for the Plastinum shares.

NGH and Plastinum also announced that the companies are finalizing issues with Nasdaq relating to the spin off and expect that shares of Plastinum will begin to trade shortly under the symbol “PLNU” on the OTCBB.

* * *

Certain statements in this news release, including statements that we “believe”, “expect”, “intend” or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of PLNU and NGPX, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in the Securities and Exchange Commission filings of Plastinum Corp. and New Generation Holdings, Inc. available at http://www.sec.gov.